File No. ______________________

INDUSTRIAL SPACE LEASE
(MULTI-TENANT NET)

This Lease, dated October __, 2006 for reference purposes only, is made by and between Renco Bayside Investors, a California Limited Partnership (“Landlord”), and Rackable Systems, Inc., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

References

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant’s Address for Notices:	46600 Landing Parkway
Fremont, CA 94538

B.	Tenant’s Representative:	Jennifer Pratt
	Phone Number:	(408) 240-8300

C.	Landlord’s Address for Notices:	Renco Bayside Investors
615 National Avenue
Mountain View, CA 94043

D.	Landlord’s Representative:	William N. Neidig
	Phone Number:	(408) 730-5500

E.	Lease Commencement Date:	The Lease shall commence on the later of (i) substantial completion of the tenant improvements, or (ii) March 1, 2007.

F.	Intended Term:	Six (6) years and ten (10) months or a total of 82 months

G.	Lease Expiration Date:	The last day of the eighty-second (82nd) full calendar month following the Commencement Date

H.	Tenant’s Punchlist Period:	Ten (10) Business Days

I.	First Month’s Prepaid Rent:	$13,304.00

J.	Last Month’s Prepaid Rent:	N/A

K.	Tenant’s Security Deposit:	$40,316.00

L.	Late Charge Amount:	Five (5%) percent of any delinquent amount due

M.	Tenant’s Required Liability Coverage:	$3,000,000 Single Limit

N.	Tenant’s Number of Parking Spaces:	150 unreserved parking spaces

O.	Brokers:	Terry Haught - Cornish & Carey Commercial - representing Tenant and Chris Shaffer & Kurt Heinrich - Cornish & Carey Commercial - representing Landlord

P. Project or Property. That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with one (1) building, which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as follows:

RENCO 40
46600 - 46610 Landing Parkway
Fremont, CA 94538

Q. Building. That certain Building within the Project in which the Leased Premises are located, which Building is shown outlined in red on Exhibit “A” hereto.

1.

R. Common Areas. The “Common Areas” shall mean those areas within the Project which are located outside the buildings and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.

S. Leased Premises. That certain space which is a portion of the Building, which space is shown outlined in red on the Floor Plan attached hereto as Exhibit “B” consisting of approximately 40,316 square feet of gross leasable area and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

46600 Landing Parkway
Fremont, CA 94538

T. Base Monthly Rent. The term “Base Monthly Rent” pursuant to paragraph 3.1 shall mean the following:

Months
From	To	# Mos		Base Monthly Rent
1	5	5	(a)	$0.00
6	12	7		$13,304.00
13	24	12		$30,237.00
25	36	12		$32,253.00
37	48	12		$34,269.00
49	60	12		$36,284.00
61	72	12		$38,300.00
73	82	10		$40,316.00
Total		82

(a)
Tenant shall not pay Landlord the Base Monthly Rent for the initial five months of the Lease Term; however, Tenant shall pay Landlord the monthly Additional Rent Charges during the initial five months of the Lease Term.

U. Permitted Use. The term “Permitted Use” shall mean the following:

General office, sales, engineering, marketing, manufacturing, warehouse and other legally related uses.

V. Exhibits. The term “Exhibits” shall mean the Exhibits to this Lease which are described as follows:

Exhibit “A” - Site Plan showing the Project and delineating the Building in which the Leased Premises are located.

Exhibit “B” - Floor Plan outlining the Leased Premises.

Exhibit “C” - Subordination Agreement

Exhibit “D” - Tenant Estoppel Certificate

Exhibit “E” - Acceptance Agreement

Exhibit “F” - Tenant Improvement Agreement

W. Addenda. The term “Addenda” shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows: N/A

ARTICLE 2

Leased Premises, Term and Possession

2.1 Demise of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1(s) as the Leased Premises, reserving and excepting to Landlord the exclusive right to 50% of all profits to be derived from any assignments or sublettings by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Landlord further reserves the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Leased Premises in locations which will not materially interfere with Tenant’s use of the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Article 2.2 below, shall be subject to the continuing compliance by Tenant with (i) all the terms and conditions of the Lease, (ii) all Laws governing the use of the Leased Premises and the Project, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Project, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.

2.2 Right To Use Common Areas. As an appurtenant right to Tenant’s right to the use of the Leased Premises, Tenant shall have the non-exclusive right to use the Common Areas in conjunction with other tenants of the Project and their invitees, subject to the limitations on such use as set forth in Article 4, and solely for the purposes for which they were designed and intended. Tenant’s right to use the Common Areas shall terminate concurrently with any termination of this Lease.

2.3 Lease Commencement Date and Lease Term. The term of this Lease shall begin, and the Lease Commencement Date shall be determined pursuant to Article 2.4 below but in no event prior to March 1, 2007 unless Tenant occupies the Leased Premises for the purpose of conducting business therein prior to such date, in which case the Lease Commencement Date shall be as determined pursuant to Article 2.7 below. The term of this Lease shall end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4 Delivery of Possession. Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in Article 1) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant’s obligation to accept possession of the Leased Premises, pursuant to an Exhibit or Addenda attached to and made a part of this Lease to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises, in which case Landlord shall deliver to Tenant possession of the Leased Premises on the Intended Commencement Date as so modified and/or improved. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of ninety (90) days after the Intended Commencement Date (the “delivery grace period”). The Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are Ready for Occupancy and delivers possession of the Leased Premises to Tenant. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant), then Tenant’s sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant the Leased Premises are Ready for Occupancy.

2.5 Acceptance of Possession. Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant’s obligation to accept possession of the Leased Premises, pursuant to an Exhibit or Addenda attached to and made a part of this Lease to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant, Tenant shall, within Tenant’s Punchlist Period (as set forth in Article 1) which shall commence on the date that Landlord notifies Tenant that the Leased Premises are Ready for Occupancy and delivers possession of the Leased Premises to Tenant, submit to Landlord a signed copy of the Acceptance Agreement attached hereto as Exhibit “E” together with a punchlist of all incomplete and/or improper work performed by Landlord. Upon the expiration of Tenant’s Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct promptly all items reasonably set forth in Tenant’s punchlist, provided that such punchlist was submitted to Landlord within Tenant’s Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, electrical, life safety, access control, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within the Punchlist Period.

2.6 Surrender of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date. Tenant shall repair all damage to the Leased Premises caused by Tenant or by Tenant’s removal of Tenant’s property and all damage to the exterior of the Building caused by Tenant’s removal of Tenant’s signs. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall clean, repair or replace all stained or damaged ceiling tiles, wall coverings and clean or replace as may be required floor coverings to the reasonable satisfaction of Landlord. Tenant shall replace all burned out light bulbs and damaged light lenses, and clean and repaint all painted walls. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements installed by Tenant (other than the initial tenant improvements install pursuant to Exhibit F) and repair all damage caused by such removal, unless Landlord, at the time it consented to such improvements waived the right to require such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the then maximum rate of interest not prohibited by Law until paid, payable by Tenant to Landlord within ten days after receipt of a statement therefore from Landlord, and Tenant shall be deemed to have impermissibly held over until such time as such required work is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over) until such work is completed. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

3.

2.7 Early Occupancy. Provided that Tenant and its agents do not interfere with Landlord performance of the Tenant Improvement Work, Landlord shall allow Tenant access to the Leased Premises not less than thirty (30) days prior to the Substantial Completion of the Tenant Improvements for the purpose of Tenant installing furniture, equipment or fixtures (including Tenant’s data and telephone equipment) in the Leased Premises and otherwise prepare the Leased Premises for occupancy. Tenant’s entry shall be subject to the terms of this Lease, except that Base Monthly Rent shall not commence until the Lease Commencement Date. If Tenant occupies the Leased Premises for the purpose of conducting its business therein prior to the Lease Commencement Date, unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

ARTICLE 3

Rent, Late Charges and Security Deposits

3.1 Base Monthly Rent. Commencing on the Lease Commencement Dated (as determined pursuant Article 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as “Base Monthly Rent” in Article 1 (the Base Monthly Rent”).

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

A. Tenant’s Proportionate Share of all Building Operating Expenses (as defined in Article 13). Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, Tenant’s Proportionate Share of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay such share of such expenses within ten days after receipt of a written bill therefore from Landlord; and/or

(2) Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (or group of expenses, such as Landlord’s Insurance Costs or Real Property Taxes) which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay its Proportionate Share of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to change from time to time the method of billing Tenant its Proportionate Share of such expenses or the periodic basis on which such expenses are billed.

B. Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3 Year-End Adjustments. If Landlord shall have elected to charge Tenant its Proportionate Share of the Building Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Article 3.2A(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) Tenant’s Proportionate Share of such expenses for such period. If Tenant shall have paid more than its Proportionate Share of such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its Proportionate Share of any such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

4.

3.4 Late Charge and Interest on Rent in Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount”, and if any Additional Rent is not received by Landlord within six calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to ten percent of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of six calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth day at the then maximum rate of interest not prohibited by Law until paid. Notwithstanding the above, once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be liable for any Late Charge Amount, interest or other late charge hereunder if such installment of Base Monthly Rent or Additional Rent is received by Landlord within five (5) days after Tenant’s receipt of such notice from Landlord.

3.5 Payment of Rent. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent. Upon signing this Lease, Tenant shall immediately pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder.

3.7 Security Deposit. Upon signing this Lease, Tenant shall immediately deposit with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Premises caused by Tenant; (iii) to clean and repair the Leased Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building during the Lease Term, Landlord shall pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to return the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen’s billings therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

ARTICLE 4

Use of Leased Premises and Common Areas

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Subject to the limitations contained in this Article 4, Tenant shall have the right to use the Common Areas, in conjunction with other tenants and during normal business hours, solely for the purposes for which they were intended and for no other purposes whatsoever. Tenant shall not have the right to use the exterior surfaces of exterior walls, the area beneath the floor or the area above the ceiling of the Leased Premises.

4.2 General Limitations on Use. Tenant shall not do or permit any person for whom Tenant is responsible to do anything in or about the Leased Premises, the Building, the Common Areas or the Project which does or could (i) interfere with the rights of other tenants or occupants of the Building or the Project, (ii) jeopardize the structural integrity of the Building or (iii) cause damage to any part of the Building or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload, corrode, or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids, including Hazardous Materials, or other waste materials in the drainage systems of the Building or the Project. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Project. Tenant shall not use any area located outside the Leased Premises for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory and equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Common Areas or the Project.

5.

4.3 Noise and Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy other tenants of the Building or the Project. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy other tenants of the Building or the Project, or cause any damage to the Leased Premises or the Building or any component part thereof or the property of other tenants of the Building or the Project.

4.4 Trash Disposal. Tenant shall provide trash and garbage disposal facilities inside the Leased Premises for all of its trash, garbage and waste requirements and shall cause such trash, garbage and waste to be regularly removed from the Leased Premises at Tenant’s sole cost. Tenant shall keep all areas outside the Leased Premises and all fire corridors and mechanical equipment rooms in or about the Leased Premises free and clear of all trash, garbage, waste and boxes containing same at all times.

4.5 Parking. Tenant is allocated, and Tenant and its employees and invitees shall have the non-exclusive right to use, not more than the number of parking spaces set forth in Article 1 as “Tenant’s Number of Parking Spaces”. Tenant shall not, at any time, use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and Landlord reserves the right to designate from time to time the location of the parking spaces allocated for Tenant’s use. In the event Landlord elects or is required by any Law to limit or control parking within the Project, whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program as reasonably established by Landlord. Tenant shall not, at any time, park or permit to be parked any trucks or vehicles adjacent to entryways or loading areas within the Project so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant’s trucks or other vehicles, or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the Common Areas not designated by Landlord for such use by Tenant. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment on any portion of the common parking area or other Common Areas of the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Project in violation of these provisions, then Landlord may charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars per day for each day or partial day that each such vehicle is illegally parked, or parked in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the Project and store until redeemed by its owner any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions.

4.6 Signs. Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any sign (other than a business identification sign first approved by Landlord in accordance with this Article), advertisements, banners, placards or pictures which are visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any signs, once approved by Landlord, shall be installed only in strict compliance with Landlord’s approval, at Tenant’s expense, using a person first approved by Landlord to install same. Landlord may remove any signs (not first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the Building, the Common Areas or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove any such signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.

4.7 Compliance With Laws and Private Restrictions. Tenant shall not use or permit any person for whom Tenant is responsible to use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Project and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to do so.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (nor permit any other person to conduct) any activities within the Leased Premises, or store, keep or use anything within the Leased Premises which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

6.

4.9 Landlord’s Right to Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) supplying any services to be provided by Landlord to Tenant; (iii) showing the Leased Premises to prospective purchasers or mortgagees (or prospective tenants for the Leased Premises during the last six (6) months of the Lease Term); (iv) making necessary alterations, additions or repairs; (v) performing any of Tenant’s obligations when Tenant has failed to do so after giving Tenant reasonable written notice of its intent to do so; and (vi) posting notices of non-responsibility or “For Lease” or “For Sale” signs. Additionally, Landlord shall have the right to enter the Leased Premises at times of emergency. Any entry into the Leased Premises or portions thereof obtained by Landlord in accordance with this Article shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof. In exercising its right to enter the Leased Premises for any reason, Landlord shall use commercially reasonable efforts not to interfere with Tenant’s use of and operations within the Leased Premises and its access thereto, including parking.

4.10 Control of Common Areas. Landlord shall at all times have exclusive control of the Common Areas. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any reduction in or abatement of rent, to: (i) temporarily close any part of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close all or any part of the Common Areas to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location, number and extent of improvements within the Common Areas including, without limitation, changing the location of driveways, entrances, exits, parking spaces, parking areas, sidewalks, directional or locator signs, or the direction of the flow of traffic; and (iv) to make additions to the Common Areas including, without limitation, the construction of parking structures. Landlord shall have the right to change the name or address of the Building. Tenant, in its use of the Common Areas, shall keep the Common Areas free and clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Nothing contained herein shall affect the right of Landlord at any time to remove any unauthorized person from the Common Areas or to prohibit the use of the Common Areas by unauthorized persons, including, without limitation, the right to prohibit mobile food and beverage vendors. In exercising any such right regarding the Common Areas, Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business.

4.11 Rules and Regulations. Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of space within the Project and the use of the Common Areas for the care and orderly management of the Project and the safety of its tenants, occupants and invitees. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Project.

4.12 Environmental Protection. Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.13 Outside Areas. No materials, pallets, supplies, tanks or containers whether above or below ground level, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Leased Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.14 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Property:

A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant, Tenant’s Agents, or any other party after the Effective Date of this Lease in or about the Property shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Property by Tenant, or Tenant’s Agents or Permitees after the Effective Date.

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B. If the presence of Hazardous Materials on the Property caused or permitted by Tenant or Tenant’s Agents or Permitees after the Effective Date of this Lease results in contamination or deterioration of water or soil or any other part of the Property, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with any investigation and remediation (including investigative analysis, removal, cleanup, and/or restoration work) required hereunder to return the Leased Premises, Building, Common Areas, Outside Areas, and/or Property and any other property of whatever nature to their condition existing prior to the appearance of such Hazardous Materials.

C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Property, and (ii) any contamination of the Property by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant acknowledges that Landlord, as the owner of the Property, at Landlord’s election, shall have the sole right at Tenant’s expense to negotiate, defend, approve, and/or appeal any action taken or order issued with regard to Hazardous Materials by any applicable governmental authority. Tenant may use small quantities of household chemicals such as adhesive, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary to the operation of Tenant’s business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Property (or any portion thereof) and which Landlord consents in writing may be brought onto the Property. In granting Landlord’s consent, Landlord may specify the location and manner or use, storage, or handling of any Hazardous Material. Landlord’s consent shall in no way relieve Tenant from any of its obligations as contained herein. Tenant shall notify Landlord in writing at least ten (10) days prior to the first introduction by Tenant of any Hazardous Material on the Leased Premises, Building, Common Areas, Outside Areas, and/or Property. Tenant shall provide Landlord with a list of all Hazardous Materials and the quantities of each Hazardous Material to be stored, or used, on any portion of the Property, and upon Landlord’s request Tenant shall provide Landlord with copies of any and all Hazardous Materials Management Plans, Material Safety Data Sheets, Hazardous Waste Manifests, and other documentation maintained or received by Tenant pertaining to the Hazardous Materials used, stored, or transported or to be used, stored, or transported on any portion of the Property. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Property (or have been used on the Property), the nature of such use, and the manner of storage and disposal.

D. Landlord may cause testing wells to be installed on the Property and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Landlord unless such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in A and/or B above. If reasonably required due to Tenant’s use of the Leased Premises, Landlord may retain consultants to inspect the Property, conduct periodic environmental audits, and review any information provided by Tenant. Tenant shall pay the reasonable cost of fees charged by Landlord’s consultants.

E. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove from the Property all Hazardous Materials introduced by Tenant and shall provide a certificate to Landlord from a registered consultant satisfactory to Landlord, certifying that Tenant has caused no contamination of building(s), soil or groundwater in or about the Leased Premises, Building, Common Areas, Outside Areas, or Property. If Tenant fails to so surrender the Property, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Property as required by this Subsection, including, without limitation, any claims or damages in connection with the condition of the Property including, without limitation, damages occasioned by the inability to Lease the Property (or any portion thereof) or a reduction in the fair market and/or rental value of the Property, Building, Common Areas, Outside Areas, and/or Property by reason of the existence of any Hazardous Materials in or around the Leased Premises, Building, Common Areas, Outside Areas, and/or Property. If any action is required to be taken by a governmental authority to test, monitor, and/or clean up Hazardous Materials from the Leased Premises, Building, Common Areas, Outside Areas, and/or Property and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over). In addition, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to Lease the Property or a reduction of the fair market and/or rental value of the Leased Premises, Building, Common Areas, Outside Areas, and/or Property.

F. As used herein, the term “Hazardous Materials(s)” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment or creates risks of any such hazards or effects, including, but not limited to, petroleum; asbestos, and polychlorinated bipheyls and any material, substance, or waste (a) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (b) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley Tanner Hazardous Substance Account Act); (c) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (d) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (e) defined as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 United States Code Sections 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (f) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 United States Code Sections 6901 et seq. (42 U.S.C. 6903); or (g) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 United States Code Section 9601 et seq. (42 U.S.C. 9601) or (h) defined as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or (i) listed pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. 1317 ) or (j) regulated under the Toxic Substances Control Act (15 U.S.C. 2601 et seq.) or (k) defined as a “hazardous material “under Section 66680 or 66084 of Title 22 of the California Code of Regulations (Administrative Code) (l) listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or (m) listed by the Environmental Protection Agency as “hazardous substances” ( 4 0 C.F.R. Part 302 ) and amendments thereto. The term “Hazardous Material Laws” shall mean (i) all of the foregoing laws as amended from time to time and (ii) any other federal, state, or local law, ordinance, regulation, or order regulating Hazardous Materials.

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G. Tenant’s failure to comply with any of the requirements of this Section regarding the storage, use, disposal, or transportation of Hazardous Materials, or the appearance of any Hazardous Materials on the Leased Premises, Building, Common Area, Outside Area, and/or the Property without Landlord’s consent shall be an Event of Default as defined in this Lease. The obligations of Landlord and Tenant under this Section shall survive the expiration or earlier termination of the Lease Term as to occurrences during Tenant’s occupancy. The rights and obligations of Landlord and Tenant within respect to issues relating to Hazardous Materials are exclusively established by this section. In the event of any inconsistency between any other part of this Lease and this Section, the terms of this Section shall control.

ARTICLE 5

Repairs, Maintenance, Services And Utilities

5.1 Repair and Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building or the Project caused by an Act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Common Areas.

A. Tenants Obligation. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof and all appurtenances thereto, including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all interior electrical wiring, conduits, connectors and fixtures, (iv) all interior plumbing, pipes, sinks, toilets, faucets and drains, (v) all interior lighting fixtures, bulbs and lamps, (vi) all heating, ventilating and air conditioning equipment located within the Leased Premises or located outside the Leased Premises (e.g., rooftop compressors) and serving the Leased Premises only (other than Common HVAC as defined in Subarticle B below), and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly, and periodically inspect (not less frequently than every three months) and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at its sole cost and expense, repair all damage to the Building, the Common Areas or the Project caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

B. Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof); (ii) the Common Areas; and (iii) the electrical and plumbing systems located outside the Leased Premises which service the Building. Additionally, to the extent that the Building contains central heating, ventilating and/or air conditioning systems located outside the Leased Premises which are designed to service, and are then servicing, more than a single tenant within the Building (“Common HVAC”), Landlord shall maintain in good operating condition and repair such Common HVAC equipment and systems. The provisions of this Subarticle B shall in no way limit the right of Landlord to charge to tenants of the Project, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in making such repairs and/or performing such maintenance.

5.2 Services and Utilities. The parties shall have the following responsibilities and obligations with respect to obtaining and paying the cost of providing the following utilities and other services to the Leased Premises.

A. Gas and Electricity. Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Tenant shall be responsible for determining if the local supplier of gas and/or electricity can supply the needs of Tenant and whether or not the existing gas and/or electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs. Tenant shall pay all charges for gas and electricity as so supplied to the Leased Premises.

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B. Water. Landlord shall provide the Leased Premises with water for lavatory and drinking purposes only. Tenant shall pay, as Additional Rent, the cost to Landlord of providing water to the Leased Premises. In the event Landlord believes that Tenant is using more water than what normally would be required for lavatory and drinking purposes, Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s estimate of the cost of Tenant’s excess water usage or (ii) install (or require Tenant to install at Tenant’s sole cost) a separate meter for purposes of measuring Tenant’s water usage and, based upon such meter readings, periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s estimate of the cost of Tenant’s excess water usage. In the event that Landlord shall so install such a separate meter, Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in purchasing and installing such meter and thereafter all costs incurred by Landlord in maintaining said meter. The cost of Tenant’s water usage shall include any costs to Landlord in keeping account of such usage and all governmental fees, public charges or the like attributable to or based upon (such as sewer usage fees) the use of water to the extent of such usage.

C. Security Service. Tenant acknowledges that Landlord is not responsible for the security of the Leased Premises or the protection of Tenant’s property or Tenant’s employees, invitees or contractors, and that to the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

D. Trash Disposal. Tenant acknowledges that Landlord is not responsible for the disposal of Tenant’s waste, garbage or trash and that Tenant shall arrange, in its own name and at its sole cost, for the regular and periodic removal of such waste, garbage or trash from the Leased Premises. In no event shall Landlord be required to provide trash bins for the disposal of Tenant’s waste, garbage or trash.

5.3 Energy and Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Project. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Project and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.4 Limitation of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to perform any maintenance or repairs to the Project until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building or the Project from whatever cause (other than Landlord’s active negligence or willful misconduct), or (iii) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6

Alterations and Improvements

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the Leased Premises without Landlord’s prior written approval, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be permitted to make alterations following not less than ten (10) business days notice to Landlord, but without Landlord’s prior approval, to the extent any such alteration is merely cosmetic in nature (i.e., re-painting and re-carpeting) and together with all other such alterations in any calendar year costs less than $20,000, and provided that such alteration does not (a) affect the exterior of the Building, (b) affect the structure of the Building or the systems and equipment of the Building, and/or (c) interfere with Building services or the use of the Property or the Building by other tenants or occupants. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense, using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality that match or complement the original improvements existing as of the Lease Commencement Date. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements to the Common Areas or any areas outside of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. If Landlord reserves the right to require Tenant to remove any alterations or modifications at the end of the Lease Term, and the cost of such removal and restoration together with the cost of removal and restoration of all other alterations and modifications which Landlord may require Tenant to remove exceeds $25,000.00, then as a condition to granting its consent, Landlord may require Tenant to increase the amount of its Security Deposit hereunder to cover such costs to the extent they exceed $25,000.00. Tenant shall pay Landlord’s reasonable costs to inspect the construction of Tenant’s alterations or modifications and to have Landlord’s architect revise Landlord’s drawings to show the work performed by Tenant.

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6.2 Ownership Of Improvements. All modifications, alterations or improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Article 6.1 above. At the expiration or sooner termination of the Lease, all such modifications, alterations and improvements (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premise as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations. Landlord, at its sole cost and expense and not as a Project Maintenance Cost, shall be responsible for correcting any violations of applicable laws (including, without limitation, Title III of the Americans with Disabilities Act) with respect to the Leased Premises, Building and the Project existing as of the Lease Commencement Date. At its sole cost, Tenant shall make all modifications, alterations and improvements to the Leased Premises that are required by any Law because of (i) Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas, or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, (i) be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, (ii) modify the existing (or construct additional) capital improvements or provide building service equipment for the purpose of reducing the consumption of utility services or project maintenance costs for the property, the cost incurred by Landlord in making such modifications, alterations or improvements shall be considered a Project Maintenance Cost.

6.4 Liens. Tenant shall keep the Leased Premises, the Building and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Leased Premises, the Building or the Project, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been so recorded.

6.5 Tenant Improvements By Landlord. Pursuant to Exhibit “F” Tenant Improvement Work Letter; Landlord agrees to construct the tenant improvements as outlined in the mutually agreed upon and approved Tenant Improvement Plan and Specifications to be prepared by Habitect and to be attached to this Lease as Exhibit “F-1”. Said tenant improvements shall include the construction of new private offices, conference rooms, upgraded lobby, install glass windows in the roll-up door, remodel existing kitchen with appliances, install new carpet and VCT where necessary. Any additional cost related to changes Tenant may make to the tenant improvement plan after said plan has been approved by Landlord shall be Tenant’s responsibility.

ARTICLE 7

Assignment and Subletting By Tenant

7.1 By Tenant. Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant’s interest in this Lease.

7.2 Merger or Reorganization. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

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7.3 Landlord’s Election. If Tenant or Tenant’s successors shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant and Tenant’s successors must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than sixty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or Sublessee’s intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of fifteen days following receipt of such notice and receipt of all information requested by Landlord regarding the proposed assignee or sublessee within which to do one of the following: (a) in the case of an assignment or of a sublease of all or substantially all the Leased Premises for all or substantially all the then remaining Lease Term, terminate this Lease, or (b) if Landlord shall not have elected to cancel and terminate this Lease, to either (i) consent to such requested assignment or subletting subject to Tenant’s and Tenant’s successors’ compliance with the conditions set forth in Article 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. If Landlord elects to terminate this Lease, the Lease shall so terminate in its entirety fifteen (15) days after Landlord has notified Tenant and Tenant’s successors in writing of such election. Landlord and Tenant or Tenant’s successors shall execute a cancellation agreement with respect to the Lease to effect such termination. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Leased Premises is more intensive than Tenant’s and/or involves the storage, use or disposal of a Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; or (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material. Tenant and Tenant’s successors covenant and agree to supply to Landlord, upon request, with all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Landlord’s review period shall not commence until Landlord has received all information requested by Landlord.

7.4 Conditions to Landlord’s Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease. The conditions are as follows:

A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

B. Each such assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant’s obligations upon a foreclosure or transfer in lieu thereof).

C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of the requested consent, as well as through and including the date such assignment or subletting is to become effective.

D. Tenant having reimbursed to Landlord all reasonable costs and attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

E. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting after deduction of broker’s commissions.

7.5 Intentionally Deleted.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct. Landlord may require that fifty (50%) percent of the Excess Rentals and/or Assignment Consideration, less reasonable subleasing brokerage fee, to be made hereunder be made directly to Landlord by such Transferee.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

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7.8 Effect of Landlord’s Consent. No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Article 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

7.9 Permitted Transfers. Notwithstanding the above Tenant shall have the right, without Landlord’s consent and without triggering Landlord’s recapture or rent sharing rights, (A) to enter into an occupancy agreement, license, assignment or sublease with: (i) a parent corporation or entity; (ii) any subsidiary corporation or entity of Tenant or Tenant’s parent corporation or entity; (iii) an affiliated entity in which Tenant, or its subsidiaries or parent corporation or entity holds a controlling share of the outstanding shares or ownership interest; (iii) any person or entity that acquires all or substantially all of Tenant’s assets or all the capital stock or other ownership interest in Tenant; (iv) any entity with which Tenant merges, regardless of whether Tenant is the surviving entity, or (v) any person or entity that acquires all or substantially all of the business or assets operated or located on the Premises; or (B) to cause a sale or transfer of a controlling interest or all the capital stock or other ownership interests in Tenant (each such transaction in (A) or (B) above being referred to herein as a “Permitted Transfer and each such occupant, licensee, assignee or sublessee being referred to herein as a “Permitted Transferee”); provided that in all cases the transaction is not a subterfuge intended to avoid Tenant’s obligations hereunder. If Tenant enters into to a Permitted Transfer, Tenant shall promptly following the effective date thereof deliver written notice of such transfer to Landlord with a copy of the operative documents.

ARTICLE 8

Limitation on Landlord’s Liability and Indemnity

8.1 Limitation on Landlord’s Liability and Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners and officers from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, its agents, employees, contractors or invitees; any damage to Tenant’s property; or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the maintenance of, or the protection of the Leased Premises, the Building, the Project or the Common Areas, including, without limitation, any such injury, damage or loss resulting from (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except in any matter covered by subsections 8.1(i) through (vii) above to the extent such damage was proximately caused by Landlord’s active negligence or willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease but only if Tenant shall have given Landlord prior written notice to perform such obligation and Landlord shall have failed to perform such obligation within a reasonable period of time following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which read as follows: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Article is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant’s Indemnification of Landlord. Tenant shall defend, with competent counsel satisfactory to Landlord, any claims made or legal actions filed or threatened by third parties against Landlord which result in the death, bodily injury, personal injury, damage to property or interference with contractual or other rights suffered by any third party (including other tenants within the Project) which (i) occurred within the Leased Premises or (ii) resulted from Tenant’s use or occupancy of the Leased Premises or the Common Areas or (iii) resulted from Tenant’s activities in or about the Leased Premises, the Building or the Project, and Tenant shall indemnify and hold Landlord, Landlord’s principals, employees and agents harmless from any loss (including loss of rents by reason of vacant space which otherwise would have been leased but for such activities), liabilities, penalties, or expense whatsoever (including all legal fees incurred by Landlord with respect to defending such claims) resulting therefrom, except in any event to the extent proximately caused by the active negligence or willful misconduct of Landlord or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease but only if Tenant shall have given Landlord prior written notice to perform such obligation and Landlord shall have failed to perform such obligation within a reasonable period of time following receipt of written notice from Tenant to so perform such obligation. This indemnity agreement shall survive the expiration or sooner termination of this Lease, provided that Tenant shall not be required to indemnify Landlord under this section 8.2 with respect to events that first occur after the later of (a) the date of the expiration, or sooner termination, of this Lease, or (b) the date Tenant actually vacates the Premises, provided that Landlord has actual notice of such vacation.

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ARTICLE 9

Insurance

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(1) Commercial General Liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury occurring at the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises or the Building, Outside Areas, Property, or Common Areas or resulting from Tenant’s activities in or about the Leased Premises. Such insurance shall be on an occurrence basis with a combined single limit of liability of not less than the amount of Tenant’s Required Liability Coverage (as set forth in Article 1). The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insureds in the form equivalent to CG20111185 or successor and shall contain the following additional endorsement: “The insurance afforded to the additional insureds is primary insurance. If the additional insureds have other insurance which is applicable to the loss on a contributing, excess or contingent basis, the amount of this insurance company’s liability under this policy shall not be reduced by the existence of such other insurance. Any insurance carried by the additional insureds shall be excess and non contributing with the insurance provided by the Tenant.” The policy shall not be canceled or reduced without at least 10 days written notice to additional insureds. If the policy insures more than one location, it shall be endorsed to show that the limits and aggregate apply per location using endorsement CG25041185 or successor. Tenant’s policy shall also contain the severability of interest and cross-liability endorsement or clauses.

(2) Fire and property damage insurance in so-called Special Form (except earthquake and flood) insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, stock, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(3) Plate-glass insurance, at actual replacement cost;

(4) Boiler and Machinery insurance, if applicable;

(5) Product Liability insurance (including without limitation Liquor Liability insurance for liability arising out of the distribution, sale, or consumption of food and/or beverages including alcoholic beverages at the Leased Premises for not less than the Tenant’s Required Liability Coverage as set forth in Article 1;

(6) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all Laws which policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord;

(7) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder’s risk insurance, in an amount and with coverage satisfactory to Landlord;

(8) Business Income Insurance at a minimum of 50% co-insurance including coverage for loss of business income due to damage to equipment from perils covered under the so-called Special Form excepting perils of earth quake and flood; and

(9) Comprehensive Auto Liability insurance with a combined single limit coverage of not less than the amount of Tenant’s Required Liability Coverage (as set forth in Article l) for bodily injury and/or property damage liability for: (a) Owned autos, (b) Hired or borrowed autos, and (c) Non-owned autos. The policy shall be endorsed to provide 10 days written notice of cancellation to Landlord.

B. Each policy of liability insurance required to be carried by Tenant pursuant to this Article or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall be in a form satisfactory to Landlord, (ii) Shall be provided by carriers admitted to do business in the state of California, with a Best rating of “A/VI” or better and/or acceptable to Landlord. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord, its principals, employees, agents and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.

C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying, in a form satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article and containing the provisions herein. Attached to such a certificate shall be endorsements naming Landlord as additional insured, and including the wording under primary insurance above. With respect to each renewal or replacement of any such insurance, the requirements of this Article must be complied with not less than 10 days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this article. If Landlord’s lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Article 9.1.(A) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord’s lender, insurance broker or advisor or counsel reasonably deems adequate (provided, however, such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances).

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D. The Commercial General Liability insurance carried by Tenant shall specifically insure the performance by Tenant of the Indemnification provisions set forth in Article 8.2 of this lease; provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the Indemnification provisions set forth in said Article 8.2.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

A. Landlord shall maintain, as the minimum coverage required of it by this Lease, property insurance in so-called “Special” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve months. Such property damage insurance, at Landlord’s election but without any requirement on Landlord’s behalf to do so, (i) may be written in so-called Special Form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to include (or separate policies which may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain “deductibles” per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Project, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Project.

C. Landlord may maintain any other insurance which in the opinion of its lender, insurance broker or advisor, or legal counsel is prudent to carry under the given circumstances.

9.3 Mutual Waiver of Subrogation. Notwithstanding anything to the contrary set forth in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners and officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

Damage to Leased Premises

10.1 Landlord’s Duty to Restore. If the Leased Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Leased Premises, as and when required by this Article, unless this Lease is terminated by Landlord pursuant to Article 10.2 or by Tenant pursuant to Article 10.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Article 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Article 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available which cover loss to property which would become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the Leased Premises and interior improvements constructed by Landlord. Landlord shall have no obligation to restore any other improvements to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

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10.2 Landlord’s Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual replacement cost thereof;

B. The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent of the then actual replacement cost thereof;

C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, to any extent.

D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

10.3 Tenant’s Right to Terminate. If the Leased Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within fifteen days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within ninety (90) days after the date of such notice from Landlord; or

B. The Leased Premises are damaged by any peril within nine months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty days after the date such restoration is commenced.

10.4 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Article 10.3 above, captioned “Tenant’s Right to Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar Laws hereinafter enacted.

10.5 Abatement of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Leased Premises is impaired by such damage and repair.

ARTICLE 11

Condemnation

11.1 Landlord’s Right To Terminate. Subject to Article 11.3, Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord under threat of condemnation to an entity having the power of eminent domain), (i) all or any part of the Leased Premises is so taken, (ii) more than thirty-three and one-third percent of the Buildings leasable area is so taken, (iii) more than thirty-three and one-third percent of the Common Area is so taken, or (iv) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Article 11.4 below. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.2 Tenant’s Right to Terminate. Subject to Article 11.3, Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord to an entity having the power of eminent domain under threat of condemnation), (i) all of the Leased Premises is so taken, (ii) thirty-three and one-third percent or more of the Leased Premises is so taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of the Tenant’s business, or (iii) there is a taking of a portion of the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within the Project (or within a reasonable distance therefrom) equal in number to at least sixty-six and two-thirds percent of Tenant’s Number of Parking Spaces (as set forth in Article 1), whether by rearrangement of the remaining parking areas in the Common Area (including, if Landlord elects, construction of multi-dock parking structures or restriping for compact cars where permitted by Law), or by providing alternative parking facilities on other land within reasonable walking distance of the Leased Premises. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Common Area or the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacates the Leased Premises.

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11.3 Temporary Taking. If any portion of the Leased Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the natural expiration of the Lease Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

11.4 Restoration and Abatement of Rent. If any part of the Leased Premises is taken by condemnation and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder of the Leased Premises to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Article 10.1. As of the date possession is taken by the condemning authority, (i) the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking, and (ii) Tenant’s Proportionate Share shall be appropriately adjusted.

11.5 Division of Condemnation Award. Any award made for any condemnation of the Project, the Building, the Common Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or allocating condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

ARTICLE 12

Default and Remedies

12.1 Events of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due and such failure continues for more than five (5) days after written notice of delinquency from Landlord; or

B. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within 30 days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided, however, that in the event such act, use, thing or failure and the consequences thereof are curable but completing such cure is not reasonable within said thirty (30) day period, then Tenant shall have a reasonable time to cure such default provided Tenant commences such cure within such thirty (30) days and diligently prosecutes such cure to completion; or

C. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

D. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

E. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

F. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subarticle if such decree or order is rescinded or reversed within sixty days after its original entry.

G. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar Law which does not require the prior entry of a decree of order.

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12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

A. Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

B. Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subarticle shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

(1) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(3) Any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Subarticles B(l), (2) and (3) immediately preceding, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to said Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying the Leased Premises, which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include, but are not limited to; taxes, insurance premiums, landscape maintenance, HVAC maintenance, utility charges and security precautions; (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

12.3 Landlord’s Default and Tenant’s Remedies. In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord’s default as above set forth, then, and only then, Tenant shall have the following remedies only:

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A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

B. Tenant, at its option, may then cure any default of Landlord at Landlord’s cost. If, pursuant to this Subarticle, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third party at any time by reason of Landlord’s default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefore (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at twelve percent per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.

12.4 Limitation on Tenant’s Recourse. If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to Landlord’s then equity interest, if any, in the Property, rental income, sales and financing proceeds, and insurance proceeds for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the Property). Tenant shall look exclusively to such interests of Landlord, if any, in the Property for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder. Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

C. No writ of execution shall be levied against the assets of any partner of Landlord other than to the extent of his interest in Property.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Article 12.3 above are intended to supersede and replace the provisions of California Civil Code 1932(l), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of Section 1932(l), 1941 and 1942 of the California Civil Code and/or any similar or successor Law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

ARTICLE 13

General Provisions

13.1 Taxes on Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises, improvements made by Landlord for Tenant’s use within the Leased Premises, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Project, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant’s behalf. Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and with Landlord’s full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Article. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

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13.3 Subordination to Mortgages. This Lease is subject and subordinate to all underlying ground leases and to all mortgages and deeds of trust which affect the Building and are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or Lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building and/or encumbering the Building as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefore, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or such lessor or Lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust; but only if such lessor or Lender agrees to recognize Tenant’s rights under this Lease and not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building, or (iii) to the lessor under any underlying ground lease of the land underlying the Building, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificates. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord. Tenant’s failure to execute and deliver such estoppel certificate within ten days after Landlord’s request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Project, or any interest therein.

13.7 Tenant’s Financial Information. Tenant shall, within ten business days after Landlord’s request therefore, deliver to Landlord a copy of a current financial statement, including an income statement and balance sheet, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Tenant acknowledges that Landlord has and will rely on the truth and accuracy of the information provided by Tenant to Landlord both prior to and during the term of the Lease. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Project or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Article, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Project, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Project.

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13.9 Force Majeure. The obligations of each of the parties under this Lease (other than the obligation to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party for a period equal to the period of any such prevention, delay or stoppage.

13.10 Notices. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by: (i) delivery by Federal Express, United Parcel Service or similar commercial service, (ii) electronic facsimile transmission, or (iii) by depositing such notice in the United States mail, postage prepaid, addressed to the other party as follows:

A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1).

Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. In the event of notice by electronic facsimile transmission or commercial carrier, notice shall be deemed received on the business day following the date of confirmation documented by the transmission or carrier. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

13.11 Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant’s failure to pay such fees and costs upon demand shall constitute a breach of this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

A. Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord’s interest therein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord’s business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g., water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord’s business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes”. Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources or any documentary transfer taxes.

B. Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance, including quake and flood, for the Project and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss; provided that with respect to any deductible applied to any cost which is capitalized in accordance with generally accepted accounting principles, such deductible shall be amortized as provided in Paragraph 13.12C below.

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C. Project Maintenance Costs. The term “Project Maintenance Costs” shall mean all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in owning, protecting, operating, maintaining, repairing and preserving the Project and all parts thereof, including without limitation, (i) professional management fees (equal to three percent of the annualized Base Monthly Rent), (ii) the costs incurred by Landlord in the making of any modifications, alterations or improvements as set forth in Article 6 including costs of complying with any governmental regulation or court order coming into effect after the Lease Commencement Date such as costs associated with complying with the Americans with Disabilities Act (ADA) or any similar laws or court cases, (iii) costs of complying with governmental regulations governing Tenant’s use of Hazardous Materials, and Landlord’s costs of monitoring Tenant’s use of Hazardous Materials including fees charged by Landlord’s consultants to periodically inspect the Premises and the Property, (iv) all costs, fees, expenses, assessments, and the like charged by any public or private maintenance association or district whether such costs are incurred on or off the Project, for the benefit of the Project, also including any costs required to be paid by Landlord pursuant to any covenants, conditions, and/or restrictions effecting the Project for the benefit of any common property owners association, and (v) such other costs as may be paid or incurred with respect to owning, operating, maintaining and preserving the Project, such as repairing, replacing and resurfacing the exterior surfaces of the buildings (including roofs), repairing, replacing, and resurfacing paved areas, repairing structural parts of the buildings, cleaning, maintaining, repairing, or replacing the interior of the Leased Premises both during the Lease Term and upon termination of the Lease, and maintaining, repairing or replacing, when necessary electrical, plumbing, sewer, drainage, heating, ventilating and air conditioning systems serving the buildings, providing utilities to the common areas, maintenance, repair, replacement or installation of lighting fixtures, directional or other signs and signals, irrigation or drainage systems, trees, shrubs, materials, maintenance of all landscaped areas, and depreciation and financing costs on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if leased). As to the costs of capital improvements, replacements, repairs, equipment and other capital costs (“Capital Items”), such costs shall be included in Project Maintenance Costs as follows: (i) as to Capital Items with a reasonable useful life of less than five (5) years, all such costs shall be included in the calendar year during which such costs were paid, and (ii) as to Capital Items with a reasonable useful life of five (5) years or more, the first $20,000 of such costs shall be included in Project Maintenance Costs for the calendar year during which such costs were paid and the remaining amount shall be amortized over the reasonable useful life of the Capital Item, as determined by Landlord in accordance with generally accepted accounting principles, at an interest rate announced from time to time by Wells Fargo Bank as its “prime rate” plus 2%, provided further that such amortized costs included in Project Maintenance Costs shall not exceed $40,000 in any calendar year.

Exclusions from Project Maintenance Costs. Notwithstanding the above, Project Maintenance Costs shall not include the following:

(i) Interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building or Project;

(ii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(iii) Costs associated with operation of the business of the ownership of the Building or Project or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Building or Project; and disputes between Landlord and Landlord’s property manager;

(iv) Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building or Project and primarily engaged in the operation, maintenance, and repair of the Building or Project, except to the extent that those costs and expenses are included in the management fees;

(v) Advertising, promotional expenditures and leasing expenses primarily directed toward leasing tenant space in the Project;

(vi) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing, other negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Project, or associated with the enforcement of any leases;

(vii) Charitable or political contributions;

(viii) Costs for which Landlord is reimbursed; and

(ix) Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market.

D. Ready For Occupancy. The term “Ready for Occupancy” shall mean the date upon which (i) the Leased Premises are available for Tenant’s occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant’s obligation to accept possession of the Leased Premises have been substantially completed as evidenced by a Certificate of Completion by Tenant’s architect and the appropriate governmental building department (i.e., the City building department, if the Project is located within a City, or otherwise the County building department) shall have approved the construction of the improvements as substantially complete or is willing to so approve the construction of such improvements as substantially complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed within 30 days.

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E. Tenant’s Proportionate Share. The term “Tenant’s Proportionate Share” or “Tenant’s Share”, as used with respect to an item pertaining to the Building, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Building as the same from time to time exists or, as used with respect to an item pertaining to the Project, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Project as the same from time to time exists, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given tenant(s), in which case Landlord shall have the exclusive right to equitably allocate such item so as to not unfairly burden or benefit any given tenant(s). Landlord’s determination of any such special allocation shall be final and binding upon Tenant unless made in bad faith.

F. Building’s Proportionate Share. The term “Building’s Proportionate Share” or “Building’s Share” shall each mean that percentage which is obtained by dividing the leasable square footage contained within the Building by the leasable square footage contained within all buildings located within the Project, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given building(s), in which case Landlord shall have the exclusive right to equitably allocate such item so as to not unfairly burden or benefit any given building(s). Landlord’s determination of any such special allocation shall be final and binding upon Tenant unless made in bad faith.

G. Building Operating Expenses. The term “Building Operating Expenses” shall mean and include the Building’s Share of all Real Property Taxes, plus the Building’s Share of all Landlord’s Insurance Costs, plus the Building’s Share of all Project Maintenance Costs plus an accounting fee equal to three percent (3%) of Building Operating Expenses (other than said fee).

H. Law. The term “Law” shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county , state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Project, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., a board of fire examiners or a public utility or special district).

I. Lender. The term “Lender” shall mean the holder of any Note or other evidence of indebtedness secured by the Project or any portion thereof.

J. Private Restrictions. The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Project, as they may exist from time to time.

K. Rent. The term “rent” shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 General Waivers. One party’s consent to or approval of any act by the other party, requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “must”, “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

23.

13.15 Tenant’s Audit Right. Tenant shall have the right, to be exercised not more than once during any calendar year, within ninety (90) days after Landlord’s final statement, to audit Building Operating Expenses for the prior year, and to examine Landlord’s records relating to the same. The costs of any such audit shall be borne by Tenant, provided, however, that in the event such audit reveals that the amounts charged to Tenant were more than five percent (5%) greater than the amounts permitted by this Lease to be charged to Tenant, then Landlord shall pay the reasonable costs of that audit. In addition, Landlord shall pay to Tenant, within ten (10) days of notice thereof, any amounts determined to be owed to Tenant as a result of such audit.

ARTICLE 14

Corporate Authority
Brokers And Entire Agreement

14.1 Corporate Authority. If Tenant is a corporation, the Tenant represents and warrants that each individual executing this Lease on behalf of said corporation is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors’ resolution of Tenant, that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty days after Landlord’s written request, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease.

14.2 Brokerage Commissions. Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than those persons or entities named in Article I as the “Brokers” with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liabilities for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s) or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord shall pay all commissions due to the Brokers on account of this Lease.

14.3 Entire Agreement. This Lease, the Exhibits (as described in Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Addenda hereto.

ARTICLE 15

Option to Renew

15.1 Option to Renew. Landlord hereby grants to Tenant one (1) option to renew the Lease, for a period of an additional three (3) years (the “Renewal Term”). The Renewal Term shall commence upon the expiration of the preceding lease term (the “Renewal Commencement Date”) such that there shall not be a gap in the time between the Lease Term and the Renewal Term.

1. The lease of the Leased Premises for the Renewal Term shall be on the same terms and conditions as set forth in the Lease, except:

A. That the rental for the Leased Premises during the Renewal Term shall be as set forth below in Paragraph 3, and

B. That the Security Deposit shall be increased to the rental amount for the final month of the Renewal Term as determined in Paragraph 3 (the “Increased Security Deposit Amount”).

24.

2. Tenant shall notify Landlord of Tenant’s exercise of its right to renew the Lease for the Renewal Term only by giving to Landlord written notice one hundred eighty (180) days prior to the Renewal Commencement Date (time is expressly of the essence to Landlord). Any attempted exercise of this Option made other than within the time period stated or in the manner stated shall be void and of no force or effect. In the event that Tenant does not or is not entitled to exercise its option Tenant shall have no further rights hereunder.

3. If Tenant shall have properly and timely exercised its right to extend the term of the Lease, the term of the Lease shall be so extended for the Renewal Term on the same terms and conditions contained in the Lease; provided, however, the Base Monthly Rent for each month of the Renewal Term shall be the Then Market Rental Rate for the Leased Premises.

4. The term “Then Monthly Market Rental Rate” shall be determined by mutual agreement between Landlord and Tenant or, in the event such agreement cannot be made within thirty (30) days from the date Tenant shall have exercised this option, Landlord and Tenant shall each appoint a real estate appraiser with at least five (5) years full-time commercial/industrial appraisal experience in Alameda County to appraise and determine the fair market monthly rental rate the Leased Premises, in their then existing condition for the use specified in the Lease could be leased for, on the same terms and conditions set forth in the Lease, to a qualified tenant ready, willing and able to lease the Leased Premises for a term equal to the Renewal Term. If either party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the other party can then apply to the President of the Alameda County Real Estate Board or the presiding Judge of the Superior Court of that County for the selection of a second appraiser who meets the qualifications stated above. The failing party shall bear the cost of appointing the second appraiser and of paying the second appraiser’s fee. The two appraisers shall attempt to establish the Then Fair Market Rental Rate for the Leased Premises. If the two appraisers are unable to agree on the Then Fair Market Rental Rate for the Leased Premises within ten (10) days after the second appraiser has been selected or appointed, then the two appraisers shall attempt to select a third appraiser meeting the qualifications stated above. If they fail to agree on a third appraiser, either party can follow the above procedure for having an appraiser appointed by the Real Estate Board or a judiciary. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. Unless the three appraisers are able to agree on the Then Fair Market Rental Rate for the Leased Premises within ten (10) days after the selection or appointment of the third appraiser, the two appraisal amounts being calculated most closely together, after having discarded the appraisal amount which most greatly varies from the other two appraisal amounts, shall be added together then divided by two (2). The resulting rental amount shall be defined as the Then Fair Market Rental Rate for the Leased Premises.

In Witness Whereof, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease.

As Landlord:	As Tenant:

Renco Bayside Investors,	Rackable Systems, Inc.,
a California limited partnership	a Delaware corporation

By: Renco Properties I
a California general partnership	By: /s/ Tom Barton

By: Renco Properties, Inc.	Title: CEO
a California corporation
Its: General Partner
By: /s/ Todd Ford

By: /s/ James Burton	Title: President

Title: President

By: /s/ Richard T. Perry

Title:Trustee UTA dated 7/20/77

(Richard T. Perry Separate Property Trust)

Date: 11/1/06	Date: 11/1/06

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

25.

EXHIBIT “A”

Renco Bayside Investors – Renco 40
46600 – 46610 Landing Parkway., Fremont, CA

Landing Parkway
Landing Parkway
NORTH
INITIAL

26.

EXHIBIT “B”

Floor Plan Outlining the Premises

1
2
3
4
5
6
7
8
9
10
11
13
14
15
16

ROOM COUNT

8x8 CUBICLES	178	EXERCISE	1
6x8 CUBICLES	10	MEN'S	8 STALLS
OFFICE	35	MEN'S SHOWER	3
CONFERENCE	4	WOMEN'S	8 STALLS
DEMO LAB	1	WOMEN'S SHOWER	3
LOBBY	2	JANITOR	2
LAB	2	SHIPPING & RECEIVING	1
LUNCH	2	ELECTRICAL	1
STORAGE	3	MISCELLANEOUS	COPY, FILE AREAS
FILE STORAGE	1		

NOTES

1. UPGRADE LOBBY - SCOPE TO BE DETERMINED
2. STANDARD GRID AND TILE TO MATCH (E) BLDS. STANDARDS
3. REPLACE FLOOR TILE, CABINETS & PLUMBING FIXTURES
4. BUILDING OWNER SHALL PREP STANDARD ELECTRICAL FOR FUTURE LAB USE, ALL OTHER SPECIALIZED ELECTRICAL & HVAC REQUIREMENT SHALL BE PAID BY TENANT
5. OPTIONAL TO REMOVE WINDOWS/DOORS & FILL OPENING WITH G.W.B. TO MATCH (E)
6. (N) WINDOW, SIZE & HEIGHT TO BE DETERMINED
7. ENCLOSED PATIO W/ PAINTED STEEL FENCE & GATE, 20'-0"x22'-0"
8. RELOCATED DOOR FROM (N) BOARD RM.
9. (N) CARPET, TO MATCH CARPET AT AREA BEHIND FRONT LOBBY (HATCHED AREA)
10. (N) 12x12 VCT, TO MATCH (E) BLDG. STANDARD
11. FLOORING TRANSITION LOCATION
12. REPAINT BAY PACKETS SPACE, TOUCH UP WHERE NECESSARY FOR NEW & FINISHED LOOK
13. INSTALL DOOR & HARDWARE TO MATCH BUILDING STANDARDS
14. MINIMUM 8'-0"H DOOR, VERIFY
15. FUTURE EXPANSION OF DEMO LAB, EXACT LOCATION SHALL BE VERIFIED PRIOR TO CONSTRUCTION, MAINTAIN MIN. 3'-0" CLR. DISTANCE FROM WALL TO EDGE OF RECEPTION DESK
16. SALVAGE/DEMO (E) ROLL-UP DOOR SYSTEM AS REQ'D. FOR INSTALLATION OF WINDOW, WINDOW TYPE TO MATCH (E) BLDG. EXTERIOR

NOTE:
-ALL OTHER WORK SHALL BE PAID FOR BY TENANT IN CASH OR W/ AMORTIZED $85,000 ALLOWANCE
-ALL NEW OFFICES TO HAVE STANDARD ELECTRICAL AND HVAC

RACKABLE - PRELIMINARY FLOOR PLAN

RENCO 40
46600 LANDING PKWY., FREMONT, CA

N.T.S.
10.25.06 (8877-40)

habitec

27.

EXHIBIT “C”
Subordination Agreement

RECORDING REQUESTED BY AND WHEN RECOFRDED RETURN TO: ________________________, Esq. ________________________ ________________________ ________________________

SUBORDINATION
NONDISTURBANCE
AND ATTORNMENT AGREEMENT

OTICE:
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

TABLE OF DEFINITIONS

Execution Date:
Beneficiary & Address: Attn.
Tenant & Address:
Landlord & Address:
Loan: A first mortgage loan in the original principal amount of $ From Beneficiary to Landlord
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan date as of
Deed of Trust: A Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing dated as of         executed by Landlord, to         as Trustee, in favor of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Property: [Property Name] [Street Address 1] [City, State, Zip] The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NODISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Table of Definitions. This Agreement is entered into as of the Execution Date with reference to the following facts:

28.

A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).
B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C.  Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D. Tenant has requested that Beneficiary agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee’s power of sale contained in the Deed of Trust or a receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

NOW THEREFORE, in the consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. Acknowledgements by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all others sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

3. Foreclosure and Sale. In the event of a Foreclosure Sale,

(a) So long as Tenant complies with the Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease. Upon Beneficiary’s acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) beyond one month’s rental; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any warranties, or (vi) liable for o Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c)  Notwithstanding any provisions of the Lease to the contrary, from and after that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) Beneficiary shall not be required to grant nondisturbance to any subtenants of Tenant; (iv) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (v) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

29.

4. Subordination and Release of Purchase Options. Lessee represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5. Acknowledgement by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease or upon any renewal or extension of the Lease or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Table of Definitions (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in the Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond Beneficiary’s then equity interest in the Premises. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary’s interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

NOTICE:
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENTS OF THE PROPERTY.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:
By ________________________________________ Its _________________________________________

TENANT:	__________________________________________ a _________________________________________ By ________________________________________ Its ________________________________________

30.

LANDLORD:	__________________________________________ a _________________________________________ By ________________________________________ Its ________________________________________

31.

EXHIBIT “D”
Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

_______________, 20__

To: Lender

Gentlemen:

The undersigned, _____________ (“Tenant”), as tenant under a lease (“the “Lease”) of certain premises dated _________, executed by Tenant and __________ (“Landlord”) does hereby state, declare, represent and warrant as follows:

1.  The copy of the Lease attached hereto as Exhibit “A” is a true and correct copy of the Lease and the Lease is in full force and effect and has not been amended, supplemented or changed, except as follows [if none, so state]: ________________________
___________________________________________________________________________

2. Tenant has accepted possession of the premises demised under the Lease, and all items of an executory nature have been completed under the terms of the Lease, including, but not limited to, completion of construction of the demised premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease and otherwise in accordance with the Lease, and payment of any improvement allowance or other funds owing by Landlord to Tenant. Tenant further acknowledges that the term commenced on __________ and shall expire on _____________, unless sooner terminated or extended in accordance with the terms of the Lease.

3. No default or event that with the passing of time or the giving of notice, or both, would constitute a default (referred to herein collectively as a “default”) on the part of the undersigned exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to performed on the part of the undersigned.

4. No default on the part of Landlord exists under the Lease in the performance of the terms, covenants, and conditions of the Lease required to be performed on the part of Landlord.

5. Tenant has no option to renew the Lease or to expand and no right to purchase the property of which the premises are a part, or any part thereof.

6. No rentals are accrued and unpaid under the Lease.

7. No prepayments of rentals due under the Lease have been made and no security or deposits as security have been made thereunder, except as set forth in the Lease.

8. The undersigned has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.

9. The undersigned has not received notice of any assignment, hypothecation, mortgage, or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

10. The undersigned agrees to notify you of any default on the part of Landlord under the Lease which would entitle the undersigned to cancel the Lease or the abate the rent payable thereunder, and further agrees that, notwithstanding any provisions of the Lease, no notice or cancellation thereof shall be effective unless you have received said notice and have failed within thirty (30) days after the expiration of the cure period provided to Landlord under the Lease to cure or commence to cure the default which gave rise to the notice of cancellation.

32.

11. The undersigned understands and acknowledges that you are about to make a loan to Landlord and receive as part of the security for such loan (i) a Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing encumbering Landlord’s fee interest in the property of which the leased premises are a portion and the rents, issues and profits of the Lease and (ii) an Assignment of Lease which affects the Lease, and that you are relying upon the representations and warranties contained herein in making such loan.

TENANT:

By: _____________________________

Its: _____________________________

By: _____________________________

Its: _____________________________

33.

EXHIBIT “E”

ACCEPTANCE AGREEMENT

This Acceptance Agreement is made as of ___________ by and between the parties hereto with regard to the Lease dated _________, 2006 and between Renco Bayside Investors, a California Limited Partnership (“Landlord”) and Rackable Systems, Inc., a Delaware corporation (“Tenant”), affecting those premises commonly known as Renco 40, located at 46600-46610 Landing Parkway, Fremont, State of California (the “Premises:). The parties agree as follows:

1.
All improvements required to be constructed by Landlord by the Lease have been completed in accordance with the terms of the Lease and are hereby accepted by Tenant, subject to the completion of punch list items identified on Exhibit “A” attached hereto.

2.	Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

3.	The Lease Commencement Date is ______________________

4.	The Lease Term shall expire on __________ unless sooner terminated according to the terms of the Lease or by mutual agreement.

5.	Base Monthly Rent due pursuant to the Lease is as follows:

6.	Landlord has received a Security Deposit in the amount of
($)______________

7.	Landlord has received prepaid Rent in the amount of
($)_________ , which shall be applied to the first installment of Base Monthly Rent.

8.	The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no set offs, claims or defenses to the enforcement of the Lease

As Landlord:	As Tenant:

Renco Bayside Investors,	Rackable Systems, Inc.,
a California limited partnership	a Delaware corporation

By: Renco Properties I
a California general partnership	By: ___________________________

By: Renco Properties, Inc.	Title: __________________________
a California corporation
Its: General Partner
By: ___________________________

By: ___________________________	Title: __________________________

Title: __________________________

By:____________________________

Title: __________________________

Date: _____________________________	Date: _____________________________

34.

EXHIBIT “F”
TENANT IMPROVEMENT
WORK LETTER AGREEMENT

In connection with the Tenant Improvements to be installed on the Premises Landlord and Tenant hereby agree as follows:

1. Plans and Specifications for Tenant Improvements. Attached to this Agreement as Exhibit B is the Preliminary Floor Plan for the Tenant Improvements, prepared by Habitec Architects (“Architect”), dated October 25, 2006 (“Approved Plans”). Landlord and Tenant hereby approve said Approved Plans. Landlord shall engage to prepare the final working architectural, engineering plans and specifications for the Tenant Improvements to be constructed on the Premises based upon the approved space plan (“Final Plans and Specifications”). Tenant shall cooperate diligently with Architect, and shall furnish to Architect, within five (5) days after Landlord’s approval of the space plan, all information required by Architect for the completion of the Final Plans and Specifications. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing, dating and attaching the Final Plans and Specifications to this Lease as Exhibit B. Upon completion of the Final Plans and Specifications and approval thereof by Landlord and Tenant, Landlord shall obtain bids from general contractors (“Contractor”). Landlord and Tenant agree to approve the construction drawings to the extent that they are consistent with Exhibit B.

2. Landlord to Construct Tenant Improvements. Landlord shall complete construction of the Tenant Improvements in a good and workmanlike manner in compliance with (a) the Final Plans and Specifications approved by Landlord and Tenant, (b) all applicable laws, rules, regulations, and (c) the building permit issued by the City of Fremont for such construction. Landlord shall enter into a construction contract with the selected Contractor for completion of the Tenant Improvements in accordance with the Final Plans and Specifications.

3. Change Requests. No revisions to the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes: (i) required by any public agency to conform with governmental regulations, or (ii) reasonably requested in writing by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes as described in this paragraph 3 (ii) shall be Tenant’s responsibility and Tenant shall pay Landlord for said changes within ten (10) days upon receipt of Landlord’s invoice. Costs related to such changes shall include, without limitation, any architectural or design fees and Landlord's general contractor's price for effecting the change. In the event that any Tenant caused changes result in a delay in the completion of construction of the Tenant Improvements and provided that landlord so notifies Tenant at the time such alleged delay is occurring, , Tenant agrees that the Commencement Date of the Lease and the date for payment of rent shall commence as if such Tenant caused delay had not occurred, as reasonably documented by Landlord.

4. Termination. If the Lease is terminated by Landlord for any reason due to the default of Tenant under this Work Letter Agreement, Tenant shall pay to Landlord in addition to any other damages to which Landlord may be entitled at law or equity, within five (5) days of receipt of a statement therefor, any unamortized costs incurred by Landlord through the date of termination in connection with the Tenant Improvements.

5. Substantial Completion. The Commencement Date of the Lease shall be effective upon the Substantial Completion of the Tenant Improvements. Substantial Completion shall be defined as to the date that the City of Fremont issues temporary occupancy of the premises or upon the City’s execution of the final building permit, whichever occurs sooner provided that the Architect delivers a Certificate of Completion confirming that the Tenant Improvements have been constructed substantially in accordance with the Final Plans and Specifications.

Landlord Initial: ____________

Tenant Initial: ____________

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6. Payment for Tenant Improvements. Landlord shall construct the Tenant Improvements including those items listed as Items 1 through 16 on the Approved Plans and the costs of designing and constructing such Tenant Improvements shall be at Landlord’s sole cost and expense (“Landlord Work”). Landlord shall also contribute up to $85,000.00 toward the cost of the Tenant Improvements other than the Landlord Work (“Allowance”). The amount of Allowance applied shall be repaid by Tenant, as an increase in the Base Monthly Rent, amortized over the initial Lease Term, at interest accruing at ten percent (10%) per annum commencing as of the Lease Commencement Date. Any cost of designing and constructing the Tenant Improvements other than Landlord’s Work and in excess of the Allowance shall be at Tenant’s expense. Tenant shall reimburse Landlord for such costs within ten (10) days after Landlord delivers to Tenant written documentation reasonably satisfactory to Tenant that Landlord has incurred expenses for which Tenant is liable hereunder. If Landlord's estimate of the cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction, shall submit to Tenant a written estimate setting forth the anticipated cost of the work, including but not limited to labor and materials, contractor's fees and permit fees. Within five (5) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the Approved Plans. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate and if the parties cannot agree upon such alternative cost estimate within five (5) business days, Landlord shall not be required to accept any changes to the Approved Plans arising from Tenant’s objection. In the event that any Tenant caused changes result in a delay in the completion of construction of the Tenant Improvements and provided that Landlord so notifies Tenant at the time such alleged delay is occurring, Tenant agrees that the Commencement Date of the Lease and the date for payment of rent shall commence as if such Tenant caused delay had not occurred, as reasonably documented by Landlord.

Landlord Initial: ____________

Tenant Initial: ____________

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